Exhibit 99.1

Cautionary Statements A number of statements we will be making in our presentation and in the accompanying slides will be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements of BancorpSouth's plans, goals, objectives, expectations, projections, estimates, intentions, future performance and business of BancorpSouth, including, without limitation, (i) statements relating to non- interest revenue, systems support, expansion strategy, fee income products and services, acquisition strategy, Wright & Percy Insurance acquisition and stock repurchase programs, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "probably", "potentially", "projects" or similar expressions. These forward-looking statements involve significant risks and uncertainties and are subject to change based on various factors (some of which are beyond BancorpSouth's control). Factors that might cause BancorpSouth's financial performance to differ materially from the plans, goals, objectives, expectations and intentions expressed in such forward-looking statements include, but are not limited to: (i) revenues may be lower than expected, deposit attrition, operating cost or customer loss and business disruption may be greater than expected; (ii) competitive pressures among depository and other financial institutions may increase significantly; (iii) the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base; (iv) changes in BancorpSouth's operating or expansion strategy; (v) failure to complete the Wright & Percy Insurance acquisition; (vi) cost or difficulties related to the integration of Wright & Percy Insurance into BancorpSouth may be greater than expected; (vii) the ability of BancorpSouth to repurchase its common stock on favorable terms; (viii) general economic or business conditions, either nationally or in the states or regions in which BancorpSouth does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (ix) legislative or regulatory changes may adversely affect the business in which BancorpSouth is engaged; and (x) changes may occur in the securities markets. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in BancorpSouth's current and subsequent filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update any forward-looking statement, written or oral. During this presentation, we will discuss certain non-GAAP financial measures in talking about BancorpSouth's performance. You can find the reconciliation of those measures to the most directly comparable GAAP financial measures under the link "News Releases" on the investor relations portion of our website, which is located at www.bancorpsouth.com. The link to the reconciliation is located under the link to the webcast of this presentation.

BancorpSouth Profile Six state regional bank holding company At March 31, 2003: 250 locations in six states $10.3 billion in assets $8.7 billion in deposits Provides comprehensive line of financial products and services to individuals and small-to-medium sized business $1.5 billion market capitalization

Six State Regional Bank

Key Investment Considerations Unique competitive position Non-interest revenue growth opportunity Centralized "back office" Strong credit quality Long-term record of increasing dividend

Unique Competitive Position "Community bank" service "Big bank" products, services and systems sophistication Strong customer relationships providing low- cost funds for growth

BancorpSouth Deposit Growth vs. Select Markets *BancorpSouth Deposit & REPOs Avg. Mar-03 vs. Avg. Mar-00 **Market Share Data FDIC Jun-02

Non-Interest Revenue Growth Opportunity Mortgage lending Mortgage servicing Deposit services Annuity products Leveraging strong traditional banking relationships to provide customers more comprehensive financial services Long-term core relationships Life products Property / casualty Brokerage Trust

Non-Interest Revenue

Non-Interest Revenue

Mortgage Servicing Portfolio Dollars in billions

BancorpSouth Insurance Services Retail / Platform group Annuity products Long-term care Life products

BancorpSouth Insurance Services, Inc. (cont'd) Property/Casualty Agency Division Stewart Sneed Hewes Agency 74th largest P & C Agency in the U.S. Acquired June 30, 1999

2002 Insurance Performance Source: American Bankers Insurance Association

BancorpSouth Investment Services, Inc. Registered Investment Advisor approved July 2000 Begun February 1999

Centralized "Back Office" Common data systems across entire bank Automated loan platform system Central loan processing system Central call center

Credit Quality Trends NPA = Nonaccrual and renegotiated loans, and real estate owned NPL = Nonaccrual, renegotiated and 90 days past due loans Dollars in millions

Geographic Diversification of Loan Portfolio 3/31/2003

Loan Portfolio 3/31/2003

Dividend Growth 2003 estimate based on annualized Q1 dividend

Dividend Yield

Growth Strategies Higher growth areas funded by areas with lower cost deposits Cross-sell fee income products and services Leverage systems support across broader geographical area Pursue strategic and in-market acquisition opportunities

Demonstrated Acquisition and Integration Expertise 1998 Alabama Bancorp, Inc. 1998 Merchants Capital Corporation 1998 The First Corporation 1999 HomeBanc Corporation 1999 Stewart Sneed Hewes, Inc. 2000 First United Bancshares, Inc. 2000 Pittman, Seay and Turner Insurance Agency 2002 Pinnacle Bancshares, Inc. 2003 Wright & Percy Insurance Company (Pending)

Capital Management Stock repurchase program As of March 31, 2002, approximately 8.1 million shares repurchased since February, 2001 Current authorization to repurchase approximately 4.1 million shares by April 30, 2005 $125 Million Trust Preferred Securities issued January 28, 2002 Cash dividends have increased every year since 1983

Net Interest Margin

Growth in Assets & Deposits Dollars in millions

ROE Trends

ROA Trends

Earnings Per Share Net income per fully diluted share 0.40

Selected Financial Data Dollars in thousands except per share amounts

Key Investment Considerations Unique competitive position Non-interest revenue growth opportunity Centralized "back office" Strong credit quality Long-term record of increasing dividend